Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Amended Quarterly Report of Omni Ventures, Inc. (the “Company”) on Form 10-Q/A for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Hollis Cunningham, President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Amended Quarterly Report on Form 10-Q/A for the period ending December 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Amended Quarterly Report on Form 10-Q/A for the period ending December 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Omin Ventures, Inc.

Date: January 27, 2010

/s/ Hollis Cunningham
Hollis Cunningham President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors